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                                                                     EXHIBIT 8.2

                               September 7, 1995


FirstFed Michigan Corporation
1001 Woodward Avenue
Detroit, Michigan  48226

Gentlemen:

         We have acted as special counsel to FirstFed Michigan Corporation ("FirstFed"), a Michigan corporation, in connection with the proposed merger (the "Company Merger") of FirstFed with and into Charter One Financial, Inc. ("Charter"), a Delaware corporation, and the subsequent merger (the "Bank Merger") of First Federal of Michigan with and into Charter One Bank, F.S.B., a wholly-owned subsidiary of Charter. Both the Company Merger and the Bank Merger are pursuant to the Agreement and Plan of Merger dated as of May 30, 1995, by and between Charter and FirstFed (the "Agreement") and are described in Amendment No. 1 to the Registration Statement on Form S-4 to be filed today by Charter One with the Securities and Exchange Commission (the "Registration Statement"). Terms used but not defined herein, whether capitalized or not, shall have the meaning given to them in the Joint Proxy Statement/Prospectus of FirstFed and Charter included in the Registration Statement (the "Joint Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act").

         For purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Agreement, (ii) the Registration Statement, including the Joint Proxy Statement/Prospectus, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below.
In our examination, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

         We have also assumed that the transactions contemplated by the Agreement will be consummated strictly in accordance with the Agreement and as described in the Joint Proxy Statement/Prospectus, that the Company Merger will qualify as a statutory merger under the applicable laws of the State of Michigan and the State of Delaware, and that the Bank Merger will qualify as a statutory merger under applicable federal law. This opinion is subject to the receipt by this firm prior to the Effective Time of certain written representations of FirstFed and Charter.

         Based upon and subject to the foregoing, the discussion contained in the Joint Proxy Statement/Prospectus under the caption "Federal Income Tax Consequences of the Merger," to the extent of legal conclusions enumerated therein and except as otherwise indicated, expresses our opinion as to the material federal income tax consequences of the Merger applicable to holders of FirstFed Common Stock. You should be aware, however, that the discussion under the caption "Federal Income Tax Consequences of the Merger" in the Joint Proxy Statement/ Prospectus represents our conclusions as to the application of existing law to the instant transactions. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Federal Income Tax Consequences of the Merger" in the Joint Proxy Statement/Prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        HOUSLEY GOLDBERG
                                        KANTARIAN & BRONSTEIN, P.C.


                                        By: /s/ Harry K. Kantarian
                                           --------------------------
                                            Harry K. Kantarian